UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2006

Date of Report (Date of earliest event reported)

Realty Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

220 West Crest Street

Escondido, California 92025-1707

(Address of principal executive offices) (Zip Code)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On November 1, 2006, Realty Income Corporation and certain of its subsidiaries (the “Company”) completed their acquisition of 144 properties (the “Properties”) and entered into long-term net lease agreements on the Properties with Ryan’s Restaurant Group, Inc or Fire Mountain Restaurants, LLC.  Buffets Inc. guaranteed each of the leases.  The Company acquired the Properties for approximately $349.5 million.

Item 9.01               Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Set forth below is certain condensed financial information of Buffets  Inc. which is taken from the annual report on Form 10-K of Buffets Holding Inc., the parent of Buffets Inc., for the year ended June 28, 2006 as filed with the SEC under the Securities Exchange Act of 1934.

The information and financial data contained herein concerning Buffets Inc. was obtained and has been condensed from Buffets Holding Inc.’s public filings under the Exchange Act. On November 1, 2006, Buffets, Inc. and Ryan’s Restaurant Group, Inc. announced that they completed a previously announced merger of a subsidiary of Buffets and Ryan’s.  Buffets Inc.’s financial data presented includes only the most recent fiscal year end reporting period. We can make no representation as to the accuracy and completeness of the public filings of Buffets Holding Inc. It should be noted that Buffets Holding, Inc. and Buffets Inc. have no duty, contractual of otherwise, to advise us of any events which might have occurred subsequent to the date of such publicly available information which could affect the significance or accuracy of such information.

Buffets Holding, Inc. is subject to the information filing requirements of the Exchange Act, and, in accordance herewith, is obligated to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information may be inspected at the offices of the SEC at 450 Fifth Street, N.W. Washington D.C., and should also be available at the following Regional Offices of the SEC: Room 1400, 75 Park Place, New York, New York 10007 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661.

The following table (which does not include the effect of the merger with Ryan’s Restaurant Group Inc.) summarizes the current assets, noncurrent assets, current liabilities, noncurrent liabilities, net sales or total revenue, gross profits, income from continuing operations and net income for Buffets Inc. as of or for the most recent fiscal year end (dollars in thousands).

Current assets	$28,944
Noncurrent assets	172,981
Current liabilities	376,678
Noncurrent liabilities	26,612
Net sales or total revenue	44,287
Gross profits	28,499
Income from continuing operations	3,891
Net income	2,689

(b)  Not applicable.

(c)  Not applicable

(d)  Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: November 6, 2006	By:	/s/ Michael R. Pfeiffer
	Name:	Michael R. Pfeiffer
	Title:	Executive Vice-President, General Counsel and Secretary